STOCK OPTION AGREEMENT


     This Agreement is dated as of this 22nd day of September, 1995 between Biogen, Inc., a Massachusetts corporation (the "Company"), having its principal office in Cambridge, Massachusetts, and James L. Vincent, an employee and member of the Board of Directors of Biogen, Inc. (the "Employee"). Any capitalized term not defined in this Agreement shall have the meaning set forth in the Company's 1985 Non-Qualified Stock Option Plan, as amended (the "Plan").

     WHEREAS, the Company desires to grant to Employee an option
(the "Option") to purchase ______________ shares of the Company's
Common Stock, par value U.S. $0.01 per share, under the Plan;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1.   GRANT OF OPTION

          The Company hereby grants to Employee the right and Option to purchase all or any part of an aggregate of shares of its Common Stock, U.S. $0.01 par value (the "Shares"), on the terms and conditions and subject to all of the limitations set forth herein and in the Plan. The Option granted hereby shall not be treated as an incentive stock option under
Section 422 of the Internal Revenue Code of 1986, as amended.

     2.   EXERCISE PRICE

          The exercise price shall be $                per share.

     3.   EXERCISE OF OPTION

          3.1. The Option granted hereby shall be immediately exercisable for all or any part of the Shares.

          3.2A. Notwithstanding the provisions of paragraph 3.1, if (a) the Company terminates Employee's employment for cause (as defined in paragraph 8 (e) of the Employment Agreement dated September 23, 1985 between Employee and the Company (the "Employment Agreement"), or (b) Employee resigns as an employee under circumstances which do not constitute (i) permanent or total disability as defined in Section 4 hereof, or (ii) Constructive Termination (as defined in paragraph 8 (f) of the Employment Agreement, and the Employee also no longer serves on the Board of Directors), then if either (a) or (b) above occurs before September 22, 1996, and Employee has theretofore exercised the Option for any Shares, the Company may purchase those Shares from Employee at the price paid by Employee upon exercise; if either (a) or (b) above occurs on or after September 22, 1996 and before September 22, 1997 and Employee has theretofore exercised the Option for more than 40% of the Shares originally issuable hereunder, the Company may purchase the number of Shares for which the Option has been exercised in excess of 40% of the Shares originally issuable hereunder at the price paid by Employee upon exercise; if either
(a) or (b) above occurs on or after September 22, 1997 and before September 22, 1998, and Employee has theretofore exercised the Option for more than 70% of the Shares originally issuable hereunder, such purchase right will apply as to the number of Shares for which the Option has been exercised in excess of 70% of the Shares originally issuable hereunder at the price paid by Employee upon exercise.

          3.2B.     If (a) the Company terminates Employee's
employment other than for cause and the Employee also no longer serves on the Board of Directors or (b) if Employee resigns under circumstances which constitute a Constructive Termination within the provisions of subparagraphs (i) and (ii) of paragraph 8 (f) of the Employment Agreement and the Employee also no longer serves on the Board of Directors, then if either (a) or (b) above occurs before September 22, 1996 and Employee has theretofore exercised the Option for more than 40% of the Shares originally issuable hereunder, the Company may purchase the number of Shares for which the Option has been exercised in excess of 40% of the Shares originally issuable hereunder at the price paid by Employee upon exercise; if either (a) or (b) above occurs on or after September 22, 1996 and before September 22, 1997 and Employee has theretofore exercised the Option for more than 70% of the Shares originally issuable hereunder, the Company may purchase the number of Shares for which the Option has been exercised in excess of 70% of the Shares originally issuable hereunder at the price paid by Employee upon exercise.

          3.2C.     Under paragraphs 3.2A and 3.2B, the Option
shall cease to be exercisable as to any Shares which, together with Shares previously purchased by the Employee upon exercise of the Option, will exceed the percentages set forth above for the relevant time period and event. The right of the Company to purchase Shares pursuant to this Section 3.2 is hereinafter referred to as the "Purchase Option". Notwithstanding anything to the contrary contained herein, a resignation or termination of employment by reason of total and permanent disability, as determined by the Stock and Option Plan Administration Committee of the Board of Directors (the "Committee"), in its discretion, shall not be deemed a resignation or termination for purposes of the Purchase Option.

     4.   TERM OF OPTION

          The Option shall terminate on September 22, 2005, but shall be subject to earlier termination as provided herein.

          If, for any reason other than termination of employment by the Company for cause, the Employee no longer serves as an employee of the Company or an Affiliate and also no longer serves as a member of the Board of Directors, this Option may be exercised, if it has not previously expired, within eighteen (18) months after the later of the date Employee ceases to be an employee or the date the Employee ceases to be a director.



          If the Employee's employment is terminated due to the total and permanent disability of Employee (as determined by the Committee, and as to the fact and date of which Employee is notified by the Committee in writing), and if the Employee also no longer serves as director, the Option, to the extent not previously exercised, shall be exercisable by Employee or his legal representative within eighteen (18) months after the date of the Committee's determination of total or permanent disability, or, if earlier, within the time originally described in the first paragraph of this Section 4. In the event of the death of Employee, the Option, to the extent not exercised as of the date of death, may be exercised by the executors, administrators or other legal representatives of the estate of Employee or by any person or persons who acquired Employee's rights to the Option by will or the laws of descent and distribution as provided in the Plan within eighteen (18) months after the date of Employee's death or, if earlier, within the time originally prescribed in the first paragraph of this Section 4.

          In the event Employee's employment with the Company or any of its Affiliates is terminated for cause (as defined in paragraph 8(e) of the Employment Agreement), upon such termination, Employee's right to exercise any unexercised portion of this Option shall immediately cease, and this Option shall immediately terminate.

     5.   EXERCISE OF OPTION AND ISSUE OF STOCK

          The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice to the Company, at the address set forth in
Section 8 below, and accompanied by the Option exercise price. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, and shall otherwise comply with the terms and conditions of this Agreement. Payment of the Option price shall be made to the Company as follows:

          (a)  In cash; or

          (b) By transfer to the Company of shares of Common Stock which have been held by Employee for at least six (6) months prior to being used for payment of the Option price, the transfer value of such shares being their fair market value on the day preceding the date of notice of exercise (determined in accordance with paragraph 8 of the Employment Agreement); or

          (c)  A combination of (a) and (b) above.

            The Company shall pay all original issue taxes with respect to the issue of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith. The payment of any withholding or other similar taxes shall be made in compliance with Section VI (M) of the Plan. The holder of this Option shall have the rights of a shareholder only with respect to those shares covered by the Option which have been registered in the holder's name in the share register of the Company upon due exercise of the Option.



     6.   RESTRICTIONS ON TRANSFER OF SHARES; DETAILS OF THE
          PURCHASE OPTION

          6.1 Any Shares which are subject to the Option shall not be transferred by Employee except as permitted herein. Until the termination of this Agreement, the Shares which are subject to the Purchase Option may not be transferred by Employee unless and until the transferee agrees, in a form satisfactory to the Company, to be bound by this Agreement and to sell any transferred Shares to the Company should the Company choose to exercise the Purchase Option.

          6.2 In the event the Company shall be entitled to and shall elect to exercise the Purchase Option, it shall give to Employee a written notice specifying the number of Shares which it elects to purchase (the "Purchase Stock") and specifying a date for closing hereunder (the "Closing") which date shall not be more than thirty (30) calendar days after the giving of such notice. The Closing shall take place at the Company's principal office in Massachusetts or such other location as the entity giving the notice may reasonably designate in such notice.

          6.3 At the Closing, Employee shall deliver the Purchase Stock being purchased by the Company against the simultaneous delivery to Employee of the purchase price (by certified or bank cashier's check), for the number of shares of Purchase Stock then being purchased. In the event that Employee fails to deliver the number of shares of the Purchase Stock to be purchased, the Company may elect (a) to establish a segregated account in the amount of the purchase price, such account to be turned over to Employee upon delivery of such shares of Purchase Stock, and (b) immediately to take such action as is appropriate to transfer record title in such Purchase Stock from Employee to the Company and to treat Employee and such shares of Purchase Stock in all respects as if delivery of such shares of Purchase Stock had been made as required by this Agreement. Employee hereby irrevocably grants the Company a power of attorney for the purposes of effectuating the preceding sentence.

          6.4 If the Company shall pay a stock dividend or declare a stock split on or with respect to any of the Company's Common Stock, or otherwise distribute securities of the Company to the holders of its Common Stock, whether before or after the exercise of the Option, the number of Shares of stock or other securities of the Company issued with respect to the Purchase Stock then subject to the Purchase Option shall be added to the Purchase Stock then subject to the Purchase Option without any change in the aggregate purchase price. If the Company shall distribute to its stockholders shares of stock of another corporation, the shares of stock of such other corporation distributed with respect to the Purchase Stock then subject to the Purchase Option shall be added to the Purchase Stock covered by the Purchase Option without any change in the aggregate purchase price. Without limiting the generality of the foregoing, Employee shall be entitled to retain any and all cash dividends paid by the Company on the Shares.

          6.5 If the outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of Common Stock of the Company, or if the Company shall be a party to any capital reorganization, whether before or after the exercise of the Option, there shall be substituted for the Purchase Stock then covered by the Purchase Option such amount and kind of securities as are issued in such subdivision, combination, reclassification, or capital reorganization in respect of the Purchase Stock subject to the Purchase Option immediately prior thereto, without any change in the aggregate purchase price, although the purchase price will be based on the adjusted exercise price of the Option, if any.

          6.6 If the Company shall be completely liquidated, then the Purchase Option shall cease and terminate as of the date of such liquidation and Employee shall hold the Shares free of the Purchase Option.

          6.7 The Company shall not be required to transfer any Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Agreement, or to treat as owner of such Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Shares shall have been sold, assigned or otherwise transferred, from and after any sale, assignment or transfer of any Shares made in violation of this Agreement.

          6.8 All certificates representing any Shares to be issued to Employee pursuant to the exercise of the Option which are subject to the Purchase Option shall have endorsed thereon a legend substantially as follows: "The shares represented by this certificate are subject to a Stock Option Agreement dated September 22, 1995 between Biogen, Inc. and James L. Vincent, a copy of which Agreement is available for inspection at the principal offices of the Company or will be made available upon request."

          6.9 This Agreement shall not restrict the transfer by Employee of shares, if any, which are not acquired pursuant to the exercise of the Option or which are not, or cease to be, subject to the Purchase Option in accordance with the terms hereof.

     7.   NON-ASSIGNMENT

          This Option shall not be transferable by Employee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as interpreted under Rule 16b-3 (a) (2) of the Securities Exchange Act of 1934, and shall be exercisable during Employee's lifetime only by Employee.

8.   NOTICES

     Any notice required or permitted by the terms of this Agreement shall be given by registered or certified mail, return receipt requested, addressed as follows:



     To the Company:          Biogen, Inc.
                         14 Cambridge Center
                         Cambridge, MA 02142
                         Attn:  Vice President - General Counsel

     To Employee:        James L. Vincent
                         Biogen, Inc.
                         14 Cambridge Center
                         Cambridge, MA 02142

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

     9.   GOVERNING LAW

          This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     10.  BENEFIT OF AGREEMENT

     This Agreement shall be for the benefit of and shall be binding upon heirs, executors, administrators and successors of the parties hereto.


     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized representative and Employee has hereunto set his hand as of the day and year first above written.


BIOGEN, INC.                  EMPLOYEE:

By:  _____________________         _____________________
     Michael J. Astrue                James L. Vincent
     Vice President and
        General Counsel


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